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                                                                  EXHIBIT 2.1.6

                                SECOND AMENDMENT
                                       TO
                          AGREEMENT AND PLAN OF MERGER

                 This Second Amendment (the "Amendment") to the Agreement and Plan of Merger by and among Benchmark Communications Radio Limited Partnership, Benchmark Acquisition, Inc., Benchmark Radio Acquisition Fund I Limited Partnership, Benchmark Radio Acquisition Fund IV Limited Partnership, Benchmark Radio Acquisition Fund VII Limited Partnership, Benchmark Radio Acquisition Fund VIII Limited Partnership, Joseph L. Mathias, Bruce R. Spector, Capstar Broadcasting Corporation (as assignee of Capstar Broadcasting Partners, Inc.), BCR Holding, Inc., Grand Slam Radio Limited Partnership and Home Run Radio Limited Partnership, dated as of December 9, 1996, as amended by that certain Side Letter dated January 9, 1997, by and among the parties to the Merger Agreement, that certain Side Letter dated January 31, 1997, by and among the parties to the Merger Agreement, Benchmark Radio Acquisition Fund IX Limited Partnership, Benchmark Radio Acquisition Fund X Limited Partnership, and Benchmark Radio Acquisition Fund XI Limited Partnership and by the First Amendment to Agreement and Plan of Merger by and among the parties to the Merger Agreement and Capstar Broadcasting Corporation, dated as of July 1, 1997 (as so amended, the "Merger Agreement") is entered into effective August 6, 1997.

                 WHEREAS, the parties to the Merger Agreement wish to amend the Merger Agreement as provided herein (capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Merger Agreement);

                 NOW, THEREFORE, in consideration of the agreements herein contained, the parties agree as follows:

1. Benchmark has revised the amount of the Fund I Broadcast Cash Flow, Fund IV Broadcast Cash Flow, Fund VIII Broadcast Cash Flow, Statesville Broadcast Cash Flow, Jackson Broadcast Cash Flow and Montgomery Broadcast Cash Flow from the amounts set forth on the BCF Calculation as follows:

                 Fund I Broadcast Cash Flow: $1,042,009

                 Fund IV Broadcast Cash Flow: $2,816,211

                 Fund VIII Broadcast Cash Flow: $2,324,973

                 Jackson Broadcast Cash Flow: $1,761,330

                 Statesville Broadcast Cash Flow: $1,369,982

                 Montgomery Broadcast Cash Flow: $1,759,918

         Mergeco and each of the other parties hereto consents to such revision.
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2.       Mergeco hereby waives the notice provisions set forth in Sections
         1.6(g) and 1.8(e) of the Merger Agreement.

3. The parties agree that, notwithstanding Sections 1.6(g) and 1.6(h) of the Merger Agreement, the Initial Closing Balance Sheet and the Closing Balance Sheet shall be based on the consolidated balance sheet for each of Benchmark, Fund I, Fund IV, Fund VII and Fund VIII, together with their respective subsidiaries as of 11:59 p.m. on July 31, 1997, and that such balance sheets shall include only current assets (other than trade receivables), current liabilities (other than trade payables) and long term liabilities. In addition, the parties agree that, notwithstanding Sections 1.6(g) and 1.6(h) of the Merger Agreement, the calculation of Initial Net Current Assets and Actual Net Current Assets shall be made as of 11:59 p.m. on July 31, 1997, and that such calculation shall not reflect any assets earned or liabilities incurred after such time.

4. The number "60" is hereby replaced with the number "90" in the first sentence of Section 1.6(h) of the Merger Agreement.

5. The first sentence of Section 1.8(a) of the Merger Agreement is hereby amended by inserting the words "in an account of Partner Representatives" before the words "for the benefit of" The last sentence of Section 1.8(a) of the Merger Agreement shall be deleted and replaced with the following sentence: "Following the Effective Time, the Exchange Agent shall, pursuant to irrevocable instructions delivered by Partner Representatives as soon as practicable after the Effective Time, deliver cash equal in aggregate amount equal to the Exchange Fund to holders of the Converted Partnership Interests as specified by Partner Representatives in such instructions pursuant to the terms of this Agreement out of the Exchange Fund."

6. Section 1.8(b) of the Merger Agreement is hereby amended by inserting the words "in an account of Partner Representatives" after the words "Post-Closing Escrow Agent."

7. Section 1.8(c) of the Merger Agreement is hereby amended by inserting the words "in an account of Partner Representatives" after the words "Post-Closing Escrow Agent."

8. The first sentence Section 1.12 of the Merger Agreement is hereby amended by inserting the words "in an account of Partner
         Representatives" immediately before the words "the Benchmark Allocable Portion."

9. The first sentence of Section 1.13 of the Merger Agreement is hereby amended by inserting the words "in an account of Partner
         Representatives" after the words "Post-Closing Escrow Agent."

10. The definition of "Funded Debt" in the Merger Agreement is hereby amended by deleting clause (ii) thereof.

11. The definition of "Unfunded Debt" in the Merger Agreement shall be amended by adding the following sentence after the end of the first sentence of such definition: "Unfunded
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         Debt of a Person shall include capitalized lease obligations of such
         Person and its subsidiaries." In addition, such definition shall be amended by deleting the words "on the day immediately preceding the Closing Date" and replacing them with the words "on July 31, 1997."

12. Section 6.9 of the Merger Agreement is amended by deleting the second sentence and inserting the following sentence: "In order to allocate the Benchmark Consideration for such purposes the parties agree that an appraiser selected by Partner Representatives (which may be Bond & Pecaro, Arthur Andersen or another appraiser reasonably acceptable to the Surviving Partnership) will appraise the assets of Benchmark and of each Fund as of the Closing Date."

13. The definition of "Parent Merger Loan" in the Merger Agreement is hereby amended by replacing the word "Benchmark" with "BC Funds Holdings Co., Inc., a wholly-owned subsidiary of Radioco III of Delaware, Inc." In addition, for purposes of the Parent Merger Loan, all references to "Benchmark Communications Radio Limited Partnership" in Exhibit 5 to the Merger Agreement shall be replaced with references to "BC Funds Holdings Co., Inc." Benchmark shall execute a guaranty of the Parent Loan which is nonrecourse to any of the partners of Benchmark.

14. The definition of "Partner Representatives" in the Merger Agreement is hereby deleted and replaced with the following definition: "Partner Representatives" means Bruce R. Spector and Joseph L. Mathias IV in their capacities as Trustees for the Benchmark Liquidating Trust, a trust formed under the laws of Maryland.

15. The parties agree that (i) Partner Representatives shall cause to be prepared in a timely manner all income tax returns (or portions thereof) for Benchmark, the Funds and their respective subsidiaries that relate to tax periods ending before the Closing Date, and for any tax period commencing before and ending after the Closing Date, but only with respect to the portion of such period up to but not including the Closing Date and (ii) the Surviving Partnership (or its affiliates) shall cause to be prepared and filed in a timely manner all other tax returns (or portions thereof). The parties agree to cooperate with each other to ensure that the tax returns contemplated by this paragraph 7 are properly prepared and filed.

16. Exhibit 9 to the Merger Agreement will be replaced with the License Agreement attached hereto as Annex A.

17. Each of the Assignment of New Funds Partnership Interests shall be executed in the form of Annex B hereto, and, pursuant to such Assignment of New Funds Partnership Interests, Bruce R. Spector shall, prior to the Effective Time, assign his limited partnership interest in each of the New Funds to Country Heartlines, Incorporated.

18. Each of the parties hereto consents to the reclassification of certain of the limited partnership interests owned by Benchmark in (i) the Existing Funds (other than Fund VII) into Class A Limited Partnership Interests of such Existing Funds and (ii) Fund VII into
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         Class C Limited Partnership Interests and to the execution of the amendments to the Other Benchmark Merger Agreements in the form of Annex C hereto.

19. The parties agree that Spector shall, effective as of the Effective Time, resign as trustee of any Fund Pension Plans or Fund Employee Benefit Plans with respect to which he serves in such capacity.
         Mathias shall remain a trustee under such Fund Pension Plans or Fund Employee Benefit Plans with respect to which he serves in such capacity immediately prior to the Effective Time. The Surviving Partnership shall replace Mathias as trustee under such plans with a qualified replacement trustee as soon as practicable after the Effective Time (and in any event no later than October 15, 1997), and Mathias shall resign as trustee under such plans effective the date that the replacement trustee is selected.
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         IN WITNESS WHEREOF, the undersigned parties have caused this Amendment to be signed, all as of the date first written above.

                                           BENCHMARK COMMUNICATIONS RADIO
                                           LIMITED PARTNERSHIP

                                           /s/ BRUCE R. SPECTOR
                                           ------------------------------------
                                           By:  Bruce R. Spector
                                           Its: General Partner

Agreed to and Accepted,

BENCHMARK ACQUISITION, INC.

/s/ KATHY ARCHER
-----------------------
By: Kathy Archer
Its: Vice President


BCR HOLDING, INC.

/s/ KATHY ARCHER
-----------------------
By:  Kathy Archer
Its: Vice President


CAPSTAR BROADCASTING CORPORATION

/s/ KATHY ARCHER
-----------------------
By:  Kathy Archer
Its: Vice President
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                                  BENCHMARK RADIO ACQUISITION
                                  FUND I LIMITED PARTNERSHIP


                                  By: Benchmark Communication Radio
                                      Limited Partnership, its General Partner

                                  /s/ BRUCE R. SPECTOR
                                  ------------------------------
                                  By:  Bruce R. Spector
                                  Its: General Partner


                                  BENCHMARK RADIO ACQUISITION
                                  FUND IV LIMITED PARTNERSHIP


                                  By: Benchmark Communication Radio
                                      Limited Partnership, its General Partner

                                  /s/ BRUCE R. SPECTOR
                                  ------------------------------
                                  By:  Bruce R. Spector
                                  Its: General Partner


                                  BENCHMARK RADIO ACQUISITION
                                  FUND VII LIMITED PARTNERSHIP


                                  By: Benchmark Communication Radio
                                      Limited Partnership, its General Partner

                                  /s/ BRUCE R. SPECTOR
                                  ------------------------------
                                  By:  Bruce R. Spector
                                  Its: General Partner



                                  BENCHMARK RADIO ACQUISITION
                                  FUND VIII LIMITED PARTNERSHIP


                                  By: Benchmark Communication Radio
                                      Limited Partnership, its General Partner

                                  /s/ BRUCE R. SPECTOR
                                  ------------------------------
                                  By:  Bruce R. Spector
                                  Its: General Partner
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                                  HOME RUN RADIO LIMITED PARTNERSHIP

                                  By: HR Radio Corporation
                                  Its: General Partner

                                  /s/ BRUCE R. SPECTOR
                                  ---------------------------------
                                  By:  Bruce R. Spector
                                  Its: President

                                  GRAND SLAM RADIO LIMITED PARTNERSHIP

                                  /s/ MICHAEL MATHIAS
                                  ----------------------------------
                                  By:  Michael Mathias
                                  Its: General Partner